                                                         Exhibit No. EX-99.14(a)

 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus of Delaware  Dividend  Income Fund dated March 30,
2005,  "Financial  Statements"  in the  Statement of Additional  Information  of
Delaware  Dividend  Income  Fund  dated  March 30,  2005,  and to the use of our reports  dated  January  14,  2005,  included  in  the  2004  Annual  Report  to shareholders of Delaware  Dividend Income Fund, and February 16, 2005,  included in the 2004  Annual  Report to  shareholders  of  Lincoln  National  Convertible
Securities   Fund,   Inc.,   included  or  incorporated  by  reference  in  this
Registration Statement (Form N-14) of Delaware Group Equity Funds V.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 11, 2005